EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement (“2018 Employment Agreement” or “Agreement”) is between Patrick Beharelle (“Executive”) and TrueBlue, Inc. or a TrueBlue, Inc. subsidiary, affiliate, related business entity, successor, or assign (collectively “TrueBlue” or “Company”) and is effective as of September 18, 2018. RECITALS WHEREAS, Executive and the Company have previously entered the following agreements related to Executive’s employment by the Company: (i) an Executive Employment Agreement effective as of June 30, 2014 (the “2014 Employment Agreement”), (ii) a “Non-Competition Agreement” effective June 30, 2014 (the “2014 Non-Competition Agreement”), (iii) an “Indemnification Agreement” effective June 30, 2014 (the “Indemnification Agreement”), and (iv) a “Change-in-Control Agreement” effective June 30, 2014 (the “Change-in-Control Agreement”); and WHEREAS, Executive and the Company desire to replace in its entirety the 2014 Employment Agreement with this 2018 Employment Agreement, effective as of the date hereof, in connection with Executive’s appointment as the Company’s Chief Executive Officer; and WHEREAS, Executive and the Company are simultaneously (i) amending the 2014 Non- Competition Agreement (the “Amended Non-Competition Agreement”) in connection with Executive’s appointment as Chief Executive Officer and in consideration for the additional compensation contemplated by this Agreement, including the promotional equity award and increased severance protection noted herein; and (ii) amending the Change-in-Control Agreement to reflect Executive’s appointment as Chief Executive Officer; and WHEREAS, the terms of the Indemnification Agreement shall remain in effect in accordance with its terms and is not being modified at this time; NOW, THEREFORE, in consideration of the terms and conditions herein, the parties agree that this 2018 Employment Agreement hereby supersedes and replaces in its entirety the 2014 Employment Agreement and is subject to the following terms and conditions: I. TERM, POSITION AND COMPENSATION. A. Term; Employment At-Will. Notwithstanding any other provision of this Agreement to the contrary, Executive’s employment is at-will, and either Executive or the Company may terminate this Agreement and/or Executive’s related employment by the Company at any time and for any reason, subject to the notice and (if applicable) severance provisions set forth in Section II below. This 2018 Employment Agreement begins on the date hereof and shall remain in effect until terminated as set forth herein (“Term”). B. Position and Duties. During the Term, Executive shall serve as the Chief Executive Officer of the Company (“CEO”), and Executive shall report to the Company’s Board of Directors (the “Board”). In such position, Executive shall have such duties and authority as shall be determined from time to time by the Board and such duties and authorities shall be commensurate with Executive’s position. During the Term, Executive shall devote Executive’s full business time and attention to the performance of Employment Agreement - 1 - 501791504 v7

Executive’s duties hereunder and shall not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that, nothing herein shall preclude Executive from (i) being involved in not-for-profit, civic, or charitable activities, or (ii) managing his personal and family passive investments; provided, further that, in each case, and in the aggregate, such activities shall not materially conflict or materially interfere with the performance of Executive’s duties hereunder or conflict with Executive’s duties and obligations under the Amended Non- Competition Agreement. C. Compensation. 1. Base Salary. Beginning effective September 1, 2018, Executive shall receive a salary in the gross amount in accordance with the terms and conditions of the offer letter (“Offer Letter”) attached hereto as Exhibit A which shall be on file with Company’s Human Resources department. The Compensation Committee of the Board shall annually review Executive’s salary and may increase, but not decrease Executive’s rate of salary, other than as part of an across-the-board salary reduction generally imposed of employees of the Company. 2. Bonus and Equity Awards. Executive shall be eligible for an annual bonus, a promotional equity award, and future equity awards in accordance with the terms and conditions of the Offer Letter. The bonus plan and all aspects of bonus compensation with respect to the Executive may be changed at the discretion of the Compensation Committee of the Board. 3. Benefits. Executive shall be entitled to all benefits offered generally to Executives of Company in accordance with the terms of the Offer Letter, including (i) health and welfare benefits offered generally to employees of Company, and (ii) annual vacation days outlined in the Offer Letter. Executive’s rights to indemnification shall be as set forth in the Indemnification Agreement, the Company’s Articles of Incorporation and Bylaws and the Washington Business Corporation Act. II. TERMINATION OF EMPLOYMENT AND SEVERANCE. A. Reasons for Termination. 1. Death or Disability. The Term and Executive’s employment hereunder (i) shall immediately terminate upon Executive’s death, and (ii) may be terminated by the Board as a result of Executive becoming permanently disabled within the meaning of the Company’s long-term disability plan in which Executive participates. 2. Termination by Company for Cause. The Company may terminate this Agreement and Executive’s employment hereunder for Cause at any time upon written notice to Executive. The notice of termination must specify those actions or inactions upon which the termination is based. For the purpose of this Agreement, “Cause” means and shall exist if any of the following occurs: (a) Executive is convicted of or takes a plea of nolo contendere to a crime involving dishonesty, fraud or moral turpitude; (b) Executive has engaged in any of the following: (i) fraud, embezzlement, theft or other dishonest acts, (ii) unprofessional conduct, (iii) gross negligence related to the business or (iv) other conduct that is materially detrimental to the business as determined in the reasonable business judgment Executive Employment Agreement - 2 -

of the Company; (c) Executive materially violates a significant Company policy (as they may be amended from time to time), such as policies required by the Sarbanes-Oxley Act, The Dodd-Frank Act, state or federal law or the New York Stock Exchange listing standards, the Company’s Drug Free Workplace Policy or Company’s EEO policies, and does not cure such violation (if curable) within twenty (20) days after written notice from Company; (d) Executive willfully takes any action that significantly damages the assets (including tangible and intangible assets, such as name or reputation) of the Company; (e) Executive fails to perform Executive’s duties in good faith or Executive persistently fails to perform Executive’s duties, and does not cure such failures within ten (10) days after written notice from the Company or, if notice and cure have previously taken place regarding a similar failure to perform, if the circumstance recurs; or (f) Executive breaches this Agreement or the 2018 Non-Compete Agreement in any material respect and does not cure such breach (if curable) within twenty (20) days after written notice from Company or, if notice and cure have previously taken place regarding a similar breach, if a similar breach recurs. 3. Termination by Company Without Cause. The Company shall have the right to terminate this Agreement and Executive’s employment hereunder at any time without Cause (and not for death or disability) by written notice to Executive. 4. Termination by Executive for Good Reason. Executive shall have the right to terminate this Agreement and Executive’s employment hereunder for Good Reason, subject to the notice and cure provisions provided below. For the purpose of this Agreement, “Good Reason” means: (a) any material breach of this Agreement by the Company; (b) a substantial reduction of responsibilities assigned to Executive; or (c) a reduction in Executive’s base salary, other than as part of an across-the-board salary reduction generally imposed on executives of the Company. A termination of employment by the Executive for one of the reasons set forth above shall not constitute Good Reason unless (i) Executive notifies the Company of the existence of the condition constituting Good Reason within ninety (90) days after the initial existence of the condition; (ii) the Company is given at least twenty (20) days after being notified of the existence of the condition to remedy the condition; (iii) the Company has failed to remedy the condition within the allotted cure period; and (iv) the termination of the Agreement is effective no later than five (5) months after the initial existence of the condition. 5. Termination by Executive Without Good Reason. Executive shall have the right to terminate this Agreement and Executive’s employment hereunder at any time without Good Reason by written notice to the Company, provided that Executive shall make reasonable best efforts to give sufficient notice and otherwise assist in an orderly transition to a new CEO. In that regard, for purposes of this Agreement, an “Approved Retirement” means Executive’s voluntary termination of this Executive Employment Agreement - 3 -

Agreement and Executive’s employment hereunder, or termination by mutual agreement of the Company and Executive, if each of the following conditions have been met: (i) Executive and the Board agree in advance to a transition period to allow for an orderly transition of Executive’s duties in connection with a decision of Executive to retire; (ii) Executive continues to perform his duties under this Agreement, remains in good standing with the Company, and fully cooperates with the Board in the recruitment of a successor CEO during the transition period; and (iii) the Board determines in its reasonable, good faith discretion that Executive has successfully transitioned his duties and responsibilities to the selected successor CEO by the date of Executive’s termination of employment at the end of the transition period. B. Effect of Termination. 1. Resignation from All Positions; Date of Termination. Upon termination of Executive’s employment hereunder for any reason, Executive shall be deemed to have resigned from all positions that Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates or benefit plans. For purposes of this Agreement, Executive’s “date of termination” is the last day of Executive’s employment with the Company determined in accordance with the Company’s payroll and personnel records, but subject to the requirements of Section III.G.12 (regarding a Code Section 409A “separation from service”), if applicable. 2. Payments Due Upon Any Termination of Employment. In the event of Executive’s termination of employment hereunder for any reason, Executive shall be entitled to receive the following payments and benefits (the “Accrued Obligations”): (a) Any base salary accrued but unpaid through the date of termination; (b) The annual bonus, if any, earned for performance for the prior year which has not yet been paid as of the date of termination, provided that such bonus shall not be payable in case of a termination by the Company for Cause under Section II.A.2 above or by Executive without Good Reason under Section II.A.5 above; (c) Reimbursement for any unreimbursed business expenses that have been properly incurred by Executive prior to the date of Executive’s termination and that are or have been submitted in accordance with the applicable Company policy; and (d) Such employee benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company. 3. Severance Payments for Termination Without Cause or With Good Reason. In case of termination of Executive’s employment with the Company either (i) by the Company without Cause under Section II.A.3 above, or (ii) by Executive for Good Reason under Section II.A.4 above (in each case, a “Qualifying Termination”), Executive shall be entitled to the following payments and benefits, in addition to the Accrued Obligations, subject to the requirements of Section II.B.5 below: (a) Cash Severance. Executive shall receive cash severance payments at a rate equal to his pro-rated base salary at the time of the Qualifying Termination for a period of eighteen (18) months, in accordance with the Company’s normal payroll practices. Payments shall commence upon the first payroll date after the release required by Section II.B.5 below becomes effective, and in no event later than the 75th day following the date of the Qualifying Termination, with any payments otherwise Executive Employment Agreement - 4 -

scheduled to be made during the period before the release becomes effective to be made at the same time as the first payment. (b) Pro Rata Annual Bonus. Executive shall also receive any short-term or other incentive payments which are applicable to Executive and based solely on the year in which the Qualifying Termination occurs, provided that (i) any amount of such incentive which is based on Executive’s individual performance shall remain subject to any discretionary judgments of the Board as provided in the applicable plan or agreement, and (ii) any incentive payment whether based on Company or the individual performance of Executive shall be prorated based on the months of service actually performed by Executive during the applicable fiscal year. For avoidance of doubt this section is not intended to apply to (x) equity incentive awards which are addressed in Section II.B.3(d) below, or (y) any incentive plan which is based on Company or individual performance in more than one fiscal year, it being the intent that if such a plan is subsequently adopted by the Company that any benefit payable under such plan would be addressed in the plan or in a specific amendment to this agreement. Any such payment shall be made by no later than March 15 of the year following the year of the Qualifying Termination. (c) Continued Health Care. If, in connection with such Qualifying Termination, Executive elects to continue health care coverage for Executive and his family pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), then the Company shall reimburse Executive for up to (18) eighteen months on an after-tax basis the portion of Executive's COBRA premiums for such coverage that exceeds the amount that Executive would have incurred in premiums for coverage under the Company's health plan if then employed by the Company. (d) Equity Vesting. As to any outstanding, unvested equity award granted to Executive under a Company equity compensation plan, except to the extent that the applicable award agreement or equity compensation plan provides for better treatment, such awards shall be subject to the following vesting provisions upon a Qualifying Termination, and notwithstanding any contrary provision in the applicable award agreement: (i) For any award that is scheduled to vest based solely on continued employment with the Company, the award shall vest upon the Qualifying Termination to the extent is was scheduled to vested during the eighteen (18) month period immediately following the date of the Qualifying Termination. (ii) For any award that is scheduled to vest based on attainment of specified performance goals over a performance period, the award shall vest and be paid after the end of the applicable performance period based on actual performance results, and shall be pro rated for the portion of the performance period employed, and for that purpose Executive shall be deemed to have continued employment with the Company for a period of eighteen (18) months following the date of the Qualifying Termination. 4. Approved Retirement. In case of Executive’s Approved Retirement, Executive shall be entitled to the following payments and benefits, in addition to the Accrued Obligations, depending on the date of such termination and subject to the requirements of Section II.B.5 below: Executive Employment Agreement - 5 -

(a) Continued Health Care. (i) If the date of termination for the Approved Retirement occurs before the fifth anniversary of the date of this Agreement, and if, in connection with such termination, Executive elects to continue health care coverage for Executive and his family pursuant to COBRA, then the Company shall reimburse Executive for up to (18) eighteen months on an after- tax basis the portion of Executive's COBRA premiums for such coverage that exceeds the amount that Executive would have incurred in premiums for coverage under the Company’s health plan if then employed by the Company. (ii) If the date of termination for the Approved Retirement occurs on or after the fifth anniversary of the date of this Agreement, the Company shall continue group health plan coverage for Executive and his family sponsored by the Company at the same level of employer contribution as is provided to similarly situated active employees until Executive has reached age 65. Executive acknowledges and understands that the value of coverage under the Company’s group health plan is imputed income for federal tax purposes and that Executive must remit to the Company by the first day of each month, a payment equal to the current employee contribution rate. To maintain coverage under the Company’s group health plan and comply with Section 105(h) of the Internal Revenue Code of 1986, as amended (“Code”), Executive must remit to the Company by the first day of each month, a payment equal to the Company’s tax withholding liability on imputed income and the current employee contribution rate. The entitlement of Executive under this Section shall be conditioned upon Executive not being eligible to elect coverage under another employer’s group health plan. Notwithstanding anything to the contrary in this Section, coverage under the Company’s group health plan pursuant to this Section shall cease if the Company determines in its sole discretion that such reimbursement or coverage cannot be continued without (A) not complying with applicable law, including but not limited to, Section 2716 of the Public Health Services Act and Section 105(h) of the Code, (B) incurring an excise or penalty tax, or (C) breaching the terms of any applicable stop-loss or other agreement insuring the group health plan. If permitted by applicable law, the Company will provide Executive a taxable payment equal to the cost of coverage provided under this Section, as applicable for the remainder of the time specified in this Section. The Company shall not be liable for any claims if an insurer denies a claim by Executive or his spouse. Executive acknowledges and agrees that termination of coverage under this Section may not be a qualifying event for purposes of COBRA or coverage under a state or federal health exchange. (b) Equity Vesting. As to any outstanding, unvested equity award granted to Executive under a Company equity compensation plan, except to the extent that the applicable award agreement or equity compensation plan provides for better treatment, such awards shall be subject to the following vesting provisions upon an Approved Retirement, and notwithstanding any contrary provision in the applicable award agreement: (i) If the date of termination for the Approved Retirement occurs on or after the second anniversary of this Agreement and before the fifth anniversary of this Agreement: (A) For any award that is scheduled to vest based solely on continued employment with the Company, the award shall vest upon the termination of employment to the extent is was scheduled to vested during the twelve (12) month period immediately following the date of the termination of employment for the Approved Retirement. Executive Employment Agreement - 6 -

(B) For any award that is scheduled to vest based on attainment of specified performance goals over a performance period, the award shall vest and be paid after the end of the applicable performance period based on actual performance results, and shall be pro rated for the portion of the performance period employed, and for that purpose Executive shall be deemed to have continued employment with the Company for a period of twelve (12) months following the date of the termination of employment for the Approved Retirement. (ii) If the date of termination for the Approved Retirement occurs on or after the fifth anniversary of this Agreement: (A) For any award that is scheduled to vest based solely on continued employment with the Company, the award shall vest in full upon the date of the date of the termination of employment for the Approved Retirement. (B) For any award that is scheduled to vest based on attainment of specified performance goals over a performance period, the award shall vest and be paid after the end of the applicable performance period based on actual performance results as if Executive had remained employed through the end of the applicable performance period (i.e., without pro rating the award). 5. Conditions to Severance Payments. As conditions precedent to being entitled to receive the payments set forth in Sections II.B.3 or 4, Executive must: (i) within twenty-one (21) days of the termination of Executive’s employment, sign and deliver and thereafter not revoke a release in the form of Exhibit B to this Agreement in accordance with its terms or a form otherwise acceptable to the Company; (ii) be and remain in full compliance with all provisions of this Agreement; and (iii) be and remain in full compliance with the Amended Non-Competition Agreement and any other covenants in this and in any other agreements between the Company and Executive. The Company shall have no obligation to make any payments or provide any benefits to Executive under Sections II.B.3 or 4 unless and until the effective date of the Waiver and Release Agreement, as defined therein. 6. No Duplication of Severance Benefits. In the event that any payments or benefits become due and payable to Executive under the Change-in-Control Agreement, such payments shall control over the severance payments and benefits under this Agreement, to the extent necessary to avoid duplication of benefits. In that regard, the provisions of the Change-in-Control Agreement regarding the potential cutback in certain payments to avoid excise taxes under Section 4999 of the Code, related to “excess parachute payments” within the meaning of Section 280G of the Code, shall control with respect to any payment under this Agreement, if applicable. III. Additional Terms and Conditions A. Arbitration. The Company and Executive agree that any claim arising out of or relating to this Agreement, or the breach of this Agreement, or Executive’s application, employment, or termination of employment, shall be submitted to and resolved by binding arbitration under the Federal Arbitration Act. The Company and Executive agree that all claims shall be submitted to arbitration including, but not limited to, claims based on any alleged violation of Title VII or any other federal or state laws; claims of discrimination, harassment, retaliation, wrongful termination, compensation due or violation of civil rights; or any claim based in tort, contract, or equity. Any arbitration between the Company and Executive Employment Agreement - 7 -

Executive will be administered by the American Arbitration Association under its Employment Arbitration Rules then in effect. The award entered by the arbitrator will be based solely upon the law governing the claims and defenses pleaded, and will be final and binding in all respects. Judgment on the award may be entered in any court having jurisdiction. The Company agrees to pay for the arbiter’s fees where required by law. B. Reimbursement. If Executive ever possesses or controls any Company funds (including, without limitation, cash and travel advances, overpayments made to Executive by the Company, amounts received by Executive due to the Company’s error, unpaid credit or phone charges, excess sick or vacation pay, or any debt owed the Company for any reason, including misuse or misappropriation of company assets), Executive will remit them to the Company corporate headquarters in Tacoma, Washington, daily for the entire period of Executive’s possession or control of such Company funds unless directed otherwise in writing. At any time upon request, and at the time when Executive’s employment ends for any reason, even without request, Executive shall fully and accurately account to Company for any Company funds and other property in Executive’s possession or control. If Executive fails to do so, Executive hereby authorizes the Company (subject to any limitations under applicable law) to make appropriate deductions from any payment otherwise due Executive (including, without limitation, Executive’s paycheck, salary, bonus, commissions, expense reimbursements and benefits), in addition to all other remedies available to Company. C. Clawback Policy. All compensation payable to Executive under this Agreement shall be subject to the requirements of the Company’s Clawback Policy, as the same may be in effect from time to time, as well as any other compensation recovery requirements of applicable law. D. Background Investigation and Review of Company Property. 1. Background Information. Executive agrees that at any time during employment the Company may, subject to any applicable legal requirements, investigate Executive’s background for any relevant information on any subject which might have a bearing on job performance including, but not limited to, employment history, education, financial integrity and credit worthiness, and confirm that Executive has no criminal record during the last ten years. Executive shall sign any and all documents necessary for the Company to conduct such investigation. For this purpose, Executive specifically authorizes the Company to obtain any credit reports, background checks and other information which may be useful. Executive acknowledges and, except as may be limited by applicable law, agrees to abide at all times by the terms of the Company’s drug and alcohol policy. Executive understands that failure to comply with the Company’s policies, including its drug and alcohol policies, may result in termination of employment. 2. Right to Inspect Company Property. Executive acknowledges and agrees that unless otherwise expressly prohibited by law, the Company has the complete right to review, inspect and monitor all Company property, including, without limitation, email, voicemail, and computer property of the Company, and to review, inspect and monitor Executive’s use of the internet or other computer related transmission of information including, without limitation, the identity and use of USB and other computer related drives. Executive acknowledges that Executive has no expectation of privacy in he Company’s property, including, without limitation, email, voicemail, and computer property. Executive Employment Agreement - 8 -

E. ASSIGNMENT OF INVENTIONS. 1. Inventions Assignment. Executive shall make prompt and full disclosure to the Company, shall hold in trust for the sole benefit of the Company, and does assign exclusively to the Company all right, title and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material and trade secrets (collectively herein “Inventions”) that Executive solely or jointly may conceive, develop, author, reduce to practice or otherwise produce during Executive’s employment with the Company. 2. Outside Inventions. Executive’s obligation to assign shall not apply to any Invention about which Executive can prove all the following: (a) it was developed entirely on Executive’s own time; (b) no equipment, supplies, facility, services or trade secret information of the Company was used in its development; (c) it does not relate (i) directly to the business of the Company or its affiliates or (ii) to the actual or demonstrably anticipated business, research or development of the Company or its affiliates; and (d) it does not result from any work performed by Executive for the Company or its affiliates. Executive shall attach a list of all existing Inventions meeting these requirements to this Agreement. F. COMPLIANCE WITH LAWS AND COMPANY’S CODE OF CONDUCT. 1. Commitment to Compliance. The Company is committed to providing equal employment opportunity for all persons regardless of race, color, gender, creed, religion, age, marital or family status, national origin, citizenship, mental or physical disabilities, veteran status, ancestry, citizenship, HIV or AIDS, sexual orientation, on-the-job-injuries, or the assertion of any other legally enforceable rights, or other protected status under applicable law. Equal opportunity extends to all aspects of the employment relationship, including hiring, transfers, promotions, training, termination, working conditions, compensation, benefits, and other terms and conditions of employment. The Company is likewise committed to ensuring that employees are accurately paid for all hours worked. 2. Duty to Comply with the Law. Executive agrees to and shall comply with all federal, state and local laws and regulations, including, without limit, equal employment opportunity laws and wage and hour laws. Executive agrees to and shall immediately notify the Company if Executive becomes aware of a violation of the law, or suspects a violation of the law has or will occur. Executive acknowledges that Executive may be held personally liable for intentional violations. 3. Duty to Comply with Company’s Code of Conduct. Executive acknowledges and agrees that it is Executive’s duty to be familiar with the Company’s Code of Conduct, and to comply with all of its respective provisions. G. MISCELLANEOUS. 1. Integration. Except with respect to the Amended Non-Competition Agreement, Change- in-Control Agreement and Indemnification Agreement, (i) no promises or other communications made by either the Company or Executive are intended to be, or are, binding unless they are set forth in this Agreement inclusive of Exhibits; and (ii) this Agreement inclusive of Exhibits contains the entire agreement between the parties with respect to Executive’s employment by the Company and replaces and supersedes the 2014 Employment Agreement in its entirety. This Agreement may not be modified except by a written instrument signed by an appropriate officer of the Company and by Executive. Executive Employment Agreement - 9 -

2. Choice of Law. The Company and Executive agree that this Agreement and all interpretations of the provisions of this Agreement will be governed by the laws of the State of Washington, without regard to choice of law principles. 3. Venue and Consent to Jurisdiction. Where the parties have mutually waived their right to arbitration in writing or have not sought to enforce their right to compel arbitration, or where a temporary and/or preliminary or permanent injunction may be necessary to protect the interests of either party, Executive and the Company hereby irrevocably and unconditionally submit to the jurisdiction of the Washington State Superior Court for Peirce County or the United States District Court, Western District of Washington at Tacoma, or to any court in any location where Executive is threatening to breach or is engaged in breaching the Agreement; Executive and the Company consent to submit to venue and personal jurisdiction of the courts identified herein, and agree to waive any claim that any such suit, action, or proceeding has been brought in an inconvenient forum. Executive and the Company agree that the choice of venue lies solely in the discretion of the Company. 4. No Wavier of Rights. A waiver by the Company of the breach of any of the provisions of this Agreement by Executive shall not be deemed a waiver by the Company of any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver shall be effective unless made in writing and signed by the General Counsel of the Company. The Agreement shall be enforceable regardless of any claim Executive may have against the Company. 5. Severability. The provisions of this Agreement are intended to be severable from each other. No provision will be invalid because another provision is ruled invalid or unenforceable. If any provision in this Agreement is held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement and shall be re-written to provide the maximum effect consistent with the intent of the provision. 6. Binding Effect and Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party-in-interest. Executive agrees and understands that, should the Company be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement as if it were the Company itself enforcing the Agreement. The Company reserves the right to assign this Agreement to its affiliates, an affiliated company or to any successor-in-interest to the Company’s business without notifying Executive, and Executive hereby consents to any such assignment. All terms and conditions of this Agreement will remain in effect following any such assignment. Notwithstanding the foregoing, Executive may not assign this Agreement. 7. Non-Disparagement. At all times during the Executive’s employment with the Company and following termination of that employment by either Executive or the Company, Executive shall not publicly disparage the Company or its subsidiaries or any of their respective directors, officers or employees. Executive shall not be in breach of this provision by providing information as required by law or legal compulsion. 8. Survival. Notwithstanding any provision of this Agreement to the contrary, the parties’ respective rights and obligations under Sections II.B and III do and shall survive any termination of Executive’s employment and/or the assignment of this Agreement by the Company to any successor in interest or other assignee. Executive Employment Agreement - 10 -

9. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. 10. Attorney’s Fees. In any suit or proceeding to enforce the terms of this Agreement, Executive and the Company agree that the prevailing party in any such dispute shall be paid and indemnified by the non-prevailing party for and against all expenses of every nature and character incurred by in pursuing such suit or proceeding including, without limitation, all reasonable attorneys’ fees, costs and disbursements. 11. Headings for Convenience Only. The headings used in this Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. References to Sections are to Sections of this Agreement. Any reference in this Agreement to a provision of a statute, rule or regulation will also include any successor provision thereto. 12. Section 409A. This Agreement and any payments provided hereunder are intended to comply with, or be exempt from, Section 409A of the Code (“Section 409A”). The Agreement shall in all respects be interpreted, operated, and administered in accordance with this intent. Payments provided under the Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption, including to the maximum extent possible, exemptions for separation pay due to an involuntary separation from service and/or short-term deferrals. Any payments provided under the Agreement to be made upon a termination of service that constitute deferred compensation subject to Section 409A shall only be made if such termination of service constitutes a “separation from service” under Section 409A. Each separate payment provided under the Agreement shall be treated as a separate identified payment for purposes of Section 409A. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under the Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (ii) any reimbursement of an eligible expense shall be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) any right to reimbursements or in-kind benefits under the Agreement shall not be subject to liquidation or exchange for another benefit. If Executive is a “specified employee” under Section 409A at the time of Executive’s termination of service, any payments to be made upon a termination of service that constitute deferred compensation subject to Section 409A and that are scheduled to be made within six months following Executive’s termination date shall be delayed, without interest, and paid in a lump sum on the earlier of (i) the first payroll date to occur following the six-month anniversary of Executive’s termination date, or (ii) Executive’s death, and any payments otherwise scheduled to be made thereafter shall be made in accordance with their original schedule. The Company makes no representations or warranties that the payments provided under the Agreement comply with, or are exempt from, Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT EXECUTIVE HAS BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE TERMS OF Executive Employment Agreement - 11 -

THIS AGREEMENT, AND THAT EXECUTIVE AGREES TO THE TERMS OF THIS AGREEMENT. IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written. EXECUTIVE COMPANY By: /s/ Patrick Beharelle By: /s/ James E. Defebaugh Name: Patrick Beharelle Name: James E. Defebaugh Date: Sept. 18, 2018 Title: EVP, General Counsel & Secretary By signing this Agreement, I accept and acknowledge Date: Sept. 18, 2018 that I will abide by the terms and conditions of this Agreement. I agree and understand that nothing in this Agreement shall confer any right with respect continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause. Executive Employment Agreement - 12 -

EXHIBIT A (OFFER LETTER) Executive Employment Agreement - 13 -

September 13, 2018 Patrick Beharelle 1 W. Superior Unit # 4302 Chicago, IL 60654 Dear Patrick, It is my pleasure to extend the following promotional offer to you on behalf of TrueBlue. We trust that your knowledge, skills and experience will continue to be a valuable asset to our organization. This offer is based upon the following terms: Position: President and Chief Executive Officer Reporting to: The TrueBlue Board of Directors Base Salary: $700,000 ($26,923.08 per pay period) paid on a bi-weekly basis and subject to applicable taxes. Annual Bonus: $700,000 (100% of base salary) Annual Equity Grant: $2,100,000 (300% of base salary) Promotional Equity Grant: $280,000 (40% of base salary) Effective Start Date: September 1, 2018 Promotional Equity Grant: You will receive a one-time award of restricted shares having a value of 40% of base salary. The number of shares you receive will be based on the grant value divided by the average closing price of the previous 60 trading days of the stock on the grant date. Shares will be granted on September 14, 2018. Restricted shares will vest equally over four years on the anniversary date of the grant and per the terms of the grant agreement. Annual Equity Grant: You will be eligible for an annual equity award currently expected to be 300% of base salary. Annual equity grants are typically granted in February and actual award values and equity components are subject to the approval of the Board. Annual Bonus Plan: 1) 8/12ths of your 2018 annual bonus will be calculated based on your current bonus plan of 75% at target (25% for individual objectives and 50% for TBI EBITDA growth), and annual base salary of $600,000. (Target 75% x $600,000 = $450,000 x 8/12 = $300,000 bonus at target) 2) The other 4/12ths of your 2018 annual bonus will be calculated based on your new bonus, 100% at target (50% for individual objectives and 50% for TBI EBITDA growth), and new base salary, $700,000. (Target 100% x $700,000 = $700,000 x 4/12 = $233,333 bonus at target) 3) Beginning Jan 1, 2019, you will be eligible to participate in our annual TrueBlue Executive Bonus Plan. Your total target annual bonus payout in 2019 will be 100% of your base salary. The details of the 2019 bonus plan will be provided to you once it is finalized in December. Health & Welfare Benefits: Your current benefits program selections will remain in place. Executive Employment Agreement - 14 -

Paid Time Off: You will be eligible to accrue 30 days of time off each year with increases based upon the length of employment. TrueBlue also recognizes six holidays per year. PTO combines vacation, personal holiday and sick days into one flexible bank of time that you can use to take paid time off from work. Nothing in this offer letter is intended to be a contract of employment or a promise of specific treatment in specific situations. This offer letter does not change your at-will employment status and TrueBlue reserves the right to modify your compensation, title or continued employment as circumstances dictate. Employment and Related Agreements: Upon your acceptance of this employment offer you will be offered an at- will employment agreement (the “Employment Agreement”) providing for, among other things, severance in the event your employment were to be terminated by the Company without cause or by you with good reason (as defined in the Employment Agreement). Nothing in this offer letter itself is intended to be a contract of employment or a promise of specific treatment in specific situations unless expressly set forth herein, nor does this offer letter change your employment at-will status if you accept it. We are excited about continuing our mutually rewarding employment relationship. If you have any questions regarding this offer letter, please contact me. Sincerely, /Steve Cooper/ Steve Cooper Chairman of the Board (elect) I have read and accept the terms of this employment offer. ______________________________________ _______________ Signature Date Executive Employment Agreement - 15 -

EXHIBIT B (SAMPLE) WAIVER AND RELEASE OF CLAIMS This Release of Claims (“Release”) is hereby executed by ___________________ (“Executive”) in accordance with the Employment Agreement between Executive and Company___________, Inc. (“Employer”), dated _____________________ (“Employment Agreement”). RECITALS A. Employer and Executive are parties to the Employment Agreement. B. The Employment Agreement provides for certain payments and benefits to Executive upon termination of Executive’s employment under certain circumstances, provided that Executive signs and delivers to Employer upon such termination a Release in substantially the form of this Release, and does not revoke the same. C. Executive desires for Employer to make payments in accordance with the Employment Agreement and therefore executes this Release. TERMS 1. Waiver, Release and Covenant. On behalf of Executive and Executive’s marital community, heirs, executors, administrators and assigns, Executive expressly waives, releases, discharges and acquits any and all claims against Employer and its present, former and future affiliates, related entities, predecessors, successors and assigns, and all of their present, former and future officers, directors, stockholders, employees, agents, partners, and members, in their individual and representative capacities (collectively “Released Parties”) that arise from or relate to Executive’s employment with Employer and/or the termination of such employment (“Released Claims”). This waiver and release includes any and all Released Claims (including claims to attorneys’ fees), damages, causes of action or disputes, whether known or unknown, based upon acts or omissions occurring or that could be alleged to have occurred before the execution of this Release. Released Claims include, without limitation, claims for wages, employee benefits, and damages of any kind whatsoever arising out of any: contract, express or implied; tort; discrimination; wrongful termination; any federal, state, local or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended (“ADEA”); the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, including but not limited to claims under Company-sponsored severance and termination pay plans, if any; and any other legal limitation on the employment relationship. Executive also covenants and promises never to file, press or join in any complaint or lawsuit for personal relief or any amounts of any nature based on any Released Claim and agrees that any such claim, if filed by Executive, shall be dismissed, except that this covenant and promise does not apply to any claim of Executive challenging the validity of this Release in connection with claims arising under the ADEA and/or the Older Workers’ Benefit Protection Act of 1990 (“OWBPA”). Executive represents and warrants that he is the sole owner of all Released Claims and has not assigned, transferred, or otherwise disposed of Executive’s right or interest in those matters. Notwithstanding the foregoing, this waiver and release does not apply to claims that arise after the date that the release is executed, claims to vested benefits under ERISA, workers’ compensation claims or any Executive Employment Agreement - 16 -

other claims that may not be released under this Release in accordance with applicable law. 2. Acknowledgment of Sufficiency of Consideration. Executive acknowledges and agrees that in the absence of Executive’s execution of this Release, Employer is not obligated to provide Executive with the payment and benefits described in the Employment Agreement, and that the payment and benefits set forth in the Employment Agreement are adequate consideration for the covenants and release herein. 3. Covenants and Obligations under Employment Agreement. Nothing in this Release supersedes or restricts any obligations that Executive owes to Employer, including, without limitation, the obligation to protect Employer’s interests in Confidential Information and trade secrets and inventions under the Employment Agreement and/or under applicable law, and/or Company’s Non-Competition Agreement executed by Executive. Executive agrees to comply with all covenants that Executive has entered into with Company. 4. Non-Disparagement. At all times during the Executive’s employment with Company and following termination of that employment by either Executive or Company, Executive agrees not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, including but not limited to any statements made via social media, on websites or blogs, that defame, disparage the Company or its Subsidiaries or any of their respective directors, officers or employees. Executive will not be in breach of this provision by providing information as required by law or legal compulsion. Executive further understands and agrees that this paragraph is a material provision of this Agreement and that any breach of this paragraph shall be a material breach of this Agreement, and that the Company would be irreparably harmed by violation of this provision. 5. Disclosure. Executive acknowledges and warrants that s/he is not aware of, or that s/he has fully disclosed to the Company, any matters for which Executive was responsible or which came to Executive’s attention as an employee of the Company that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, or other cause of action against the Company. 6. Company Property. All records, files, lists, including computer generated lists, data, drawings, documents, equipment and similar items relating to the Company’s business that Executive generated or received from the Company remains the Company’s sole and exclusive property. Executive agrees to promptly return to the Company all property of the Company in his/her possession. Executive further represents that s/he has not copied or caused to be copied, printout, or caused to be printed out any documents or other material originating with or belonging to the Company. Executive additionally represents that s/he will not retain in her/his possession any such documents or other materials. 7. Review and Revocation Period. Executive has a period of seven (7) calendar days after delivering the executed Release to Employer to revoke the Release. To revoke, Executive must deliver a notice revoking Executive’s agreement to this Release to the General Counsel of Employer. This Release shall become effective on the eighth day after delivery of this executed Release by Executive to Employer (“Effective Date”), provided that Executive has not revoked the Release. Employer shall have no obligation to provide Executive with any payment or benefits as described in the Employment Agreement if Executive revokes this Release. 8. Governing Law. This Release shall be interpreted in accordance with the law of the State of Executive Employment Agreement - 17 -

Washington, without regard to the conflicts of law provisions of such laws. 9. Severability. If any provision of this Release constitutes a violation of any law or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from the remaining provisions of this Release, which shall remain binding. 10. Knowing and Voluntary Agreement. Executive hereby warrants and represents that (a) Executive has carefully read this Release and finds that it is written in a manner that he understands; (b) Executive knows the contents hereof; (c) Executive has been advised to consult with Executive’s personal attorney regarding the Release and its effects and has done so; (d) Executive understands that Executive is giving up all Released Claims and all damages and disputes that have arisen before the date of this Release, except as provided herein; (e) Executive has had ample time to review and analyze this entire Release; (f) Executive did not rely upon any representation or statement concerning the subject matter of this Release, except as expressly stated in the Release; (g) Executive has been given at least twenty-one (21) days to consider this Release and seven (7) days to revoke this Release; (h) Executive understands the Release’s final and binding effect; (i) Executive has signed this Release as Executive’s free and voluntary act. 11. Arbitration and Venue. Employer and Executive agree that any claim arising out of or relating to this Release of Claims, or the breach of this Release of Claims, shall be submitted to and resolved by binding arbitration under the Federal Arbitration Act, except for claims where a temporary and/or preliminary or permanent injunction may be necessary to protect the interests of Employer, or the employee. Employer and Executive agree that all claims shall be submitted to arbitration including, but not limited to, claims based on any alleged violation of Title VII or any other federal or state laws; claims of discrimination, harassment, retaliation, wrongful termination, compensation due or violation of civil rights; or any claim based in tort, contract, or equity. Any arbitration between Employer and Executive will be administered by the American Arbitration Association under its Employment Arbitration Rules then in effect. The award entered by the arbitrator will be based solely upon the law governing the claims and defenses pleaded, and will be final and binding in all respects. Judgment on the award may be entered in any court having jurisdiction. In any such arbitration, neither Executive nor Employer shall be entitled to join or consolidate claims in arbitration or arbitrate any claim as a representative or member of a class. Employer agrees to pay for the arbiter’s fees where required by law. Where the parties have mutually waived their right to arbitration in writing or have not yet sought to enforce their right to compel arbitration, venue for any legal action in connection with this Release of Claims will be limited exclusively to the Washington State Superior Court for Pierce County, or the United States District Court for the Western District of Washington at Tacoma. Executive and Company agrees to submit to the personal jurisdiction of the courts identified herein, and agrees to waive any objection to personal jurisdiction in these courts including but not limited to any claim that any such suit, action or proceeding has been brought in an inconvenient forum. END OF EXHIBIT B (SAMPLE) RELEASE OF CLAIMS Executive Employment Agreement - 18 -